Exhibit 99.3

NEWS RELEASE

Williams Industrial Services Group Inc. ♦ 100 Crescent Centre Parkway, Suite 1240 ♦ Tucker, GA 30084

FOR IMMEDIATE RELEASE

Williams Industrial Services Group
Announces Executive Management Promotions

ATLANTA, August 14, 2019 –  Williams Industrial Services Group Inc. (OTCQX: WLMS) (“Williams” or the “Company”), a construction and maintenance services company, today announced executive management promotions to further advance the Company’s strategic growth plan. Those promotions included:

•

Matthew J. Petrizzo was promoted from Senior Vice President of the operating business to President of Energy and Industrial, responsible for regional growth and diversification of construction services for oil/gas, water infrastructure and select utility customers.

•	Kelly Powers was promoted from Senior Vice President of the operating business to President, Power, responsible for growing Williams’ core and new power business.

Tracy Pagliara, President and Chief Executive Officer of Williams, commented, “We are making solid progress as an organization as evidenced by our measurably improved financial performance. These executives, along with over 1,400 dedicated employees, are driving these results. I am proud to announce these promotions and look forward to the next several years of growth and advancement at Williams.”

Matthew Petrizzo joined Williams in 2018 with nearly 35 years of progressive leadership roles in engineering, construction, maintenance and repair services operations for the energy, power and industrial markets. Previous to joining Williams, he was with Regency Energy Partners and served as the founder of CNM Energy Solutions. Prior to that, Mr. Petrizzo was president of Matrix NAC, a subsidiary of Matrix Service Company. Earlier in his career, he advanced in various capacities and eventually became a project director for Washington Group International, which is now a subsidiary of AECOM, a multinational engineering, construction and project management business.

Kelly Powers has been with Williams for seven years, where he has held the positions of Director of Projects, Vice President of Project Services, Vice President of Nuclear Services, and Senior Vice President of Plant Services. Previous to his career at Williams, Mr. Powers was a Program Manager for the Aircraft Carrier Nuclear Propulsion Program (a joint U.S. Department of Energy and U.S. Department of Defense program). He also had served as Corporate Functional Area Manager of Capital Projects for Entergy Nuclear and Vice President of Major Projects for Entergy Services.

Williams Industrial Services Group Announces Executive Management Promotions

August 14, 2019

About Williams

Williams Industrial Services Group Inc. has been safely helping plant owners and operators enhance asset value for more than 50 years. The Company provides a broad range of construction, maintenance and support services to customers in energy, power and industrial end markets. Williams’ mission is to be the preferred provider of construction, maintenance, and specialty services through commitment to superior safety performance, focus on innovation, and dedication to delivering unsurpassed value to its customers.

Additional information can be found at www.wisgrp.com.

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements or expectations regarding the Company’s ability to advance its strategic plan, expectations for future growth, the Company’s ability to realize opportunities and successfully achieve its growth and strategic initiatives, and other related matters. These statements reflect the Company’s current views of future events and financial performance and are subject to a number of risks and uncertainties, including its ability to comply with the terms of its debt instruments and access letters of credit, ability to implement strategic initiatives, business plans, and liquidity plans, and ability to implement and maintain effective internal control over financial reporting and disclosure controls and procedures. Actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements. Additional risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, reduced need for construction or maintenance services in the Company’s targeted markets, or increased regulation of such markets, loss of any of the Company’s major customers, whether pursuant to the loss of pending or future bids for either new business or an extension of existing business, termination of customer or vendor relationships, cost increases and project cost overruns, unforeseen schedule delays, poor performance by its subcontractors, cancellation of projects, competition, including competitors being awarded business by current customers, damage to the Company’s reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, loss of customer relationships with critical personnel, volatility of the Company’s stock price, deterioration or uncertainty of credit markets, and changes in the economic, social and political conditions in the United States, including the banking environment or monetary policy.

Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including the section of the Annual Report on Form 10-K for its 2018 fiscal year titled “Risk Factors.” Any forward-looking statement speaks only as of the date of this press release. Except as may be required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and you are cautioned not to rely upon them unduly.

Investor Contact:
Deborah K. Pawlowski
Kei Advisors LLC
(716) 843-3908
dpawlowski@keiadvisors.com

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